                                                                   EXHIBIT 10.18

                    QUARTERLY REVENUE BASED PAYMENT AGREEMENT

        This Quarterly Revenue Based Payment Agreement (this "Agreement") is made and entered into as of February 25, 2002, by and among SmartGate Inc., a Nevada corporation ("SmartGate") and the persons and entities set forth on Exhibit "A" or their assigns (individually a "Recipient" and collectively, the "Recipients").

                                    RECITALS:

        WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization by and among SmartGate, SmartGate/RadioMetrix Acquisition Corp. and RadioMetrix Inc. ("RadioMetrix") which was entered into as of February 25, 2002 ("Merger Agreement") and closed on even date herewith ("Closing"), the Recipients are entitled to a certain quarterly revenue based payment; and

        WHEREAS, the parties hereto, by this Agreement, wish to memorialize and set forth the terms, conditions and details of the quarterly revenue based payment arrangement;

        NOW, THEREFORE, in consideration of the foregoing and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties intending to be legally bound, agree as follows:

        1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                "Change of Control" shall mean that SmartGate has: entered into a merger transaction in which SmartGate is not the survivor; or sold shares representing sixty (60%) percent or more of the then outstanding shares in a transaction; or sold all or substantially all (i.e. - seventy [70%] percent or more of the fair market value) of the RadioMetrix Technology related assets; or sold or granted a master license to the RadioMetrix Technology to a third party in which the stockholders are different than the stockholders of SmartGate.

                "RadioMetrix Technology" shall mean all applications or uses (save and except only those covered by the Sublicense Agreement between RadioMetrix and SmartGate, L.C. dated February 14, 1997, as amended by Amendment dated March 2, 1999 which is incorporated by reference) based upon or covered by the License Agreement between RadioMetrix and SDR Metro Inc. dated March 14, 1992 as amended by Amendment dated May 26, 1998 which is incorporated by reference. The present or future validity or enforceability of the Sublicense Agreement or the License Agreement shall not affect their use for the definitional purpose as set forth herein.

                "Revenue Based Payment" shall mean a quarterly revenue-based payment equal to seven (7%) percent of all Revenue from the RadioMetrix Technology.

                "Revenue from the RadioMetrix Technology" shall mean all revenue of any description, including but not limited to, revenue from product sales, licenses, sublicenses, royalties, leases, asset sales, joint ventures or other consideration, payments, income or revenue derived from or related to the RadioMetrix Technology.

                "Super Majority" shall mean the holders of seventy-five percent (75%) of the Recipients' entitlement to the Revenue Based Payment or Termination Payment, which shall include any of the Recipients' respective heirs, successors or assigns who acquire all or any part of the entitlement of a Recipient.

                "Termination Payment" shall mean a one-time payment in an amount equal to the full commercial value of the Revenue Based Payments determined pursuant to Paragraph 4 of this Agreement which, once paid in full, has the result of terminating SmartGate's ongoing obligation to pay Revenue Based Payments under this Agreement.

        2.      REVENUE BASED PAYMENT.

                a. Until terminated by a Termination Payment pursuant to this Agreement, SmartGate shall pay to the Recipients the Revenue Based Payment as defined herein.

                b.      Each Revenue Based Payment shall be paid within fifteen
(15) calendar days following each fiscal quarter of SmartGate.

                c. Unless otherwise agreed by SmartGate and the Super Majority, each Revenue Based Payment shall be paid one-half (1/2) in cash and one-half (1/2) in SmartGate common stock. The SmartGate common stock shall be valued at seventy-five (75%) percent of the average closing market price for the thirty (30) calendar days immediately preceding the end of the applicable quarterly period.

                d. In the event any Revenue Based Payment is not paid when due, such unpaid Revenue Based Payment(s) shall accrue interest at the lower of eighteen (18%) percent or the amount permissible under law per annum from the due date until the date said Revenue Based Payment (or Revenue Based Payments) is paid in full.

                e. Annually, the Quarterly Revenue Based Payments made shall be reviewed by SmartGate's independent public accountants, which shall provide the manner of calculation and the amount of payment due for the year. The Recipients shall have the right to independently audit said calculation. If any payment is underpaid by greater than ten percent (10%) of the amount that should have been paid, SmartGate shall immediately pay the unpaid amount with interest on such unpaid amount at the lower of eighteen percent (18%) or the amount permissible under law per annum from the date the unpaid amount should have been paid until it is paid in full.

                f. The Revenue Based Payment shall be made to the Recipients (or their respective heirs, successors or assigns) in the following amounts:


   ----------------------------------------------------------------------------
   NAME                                            % OF THE REVENUE BASED
                                                     PAYMENT BEING PAID
   ----------------------------------------------------------------------------
   Stephen A. Michael                                      42.535953
   ----------------------------------------------------------------------------
   Elizabeth Rosemary Duffey Irrevocable Trust             21.267976
   Under Agreement Dated the 29th day of July
   1998
   ----------------------------------------------------------------------------
   Spencer Charles Duffey Irrevocable Trust                21.267976
   Under Agreement Dated the 29th day of
   July 1998
   ----------------------------------------------------------------------------
   Robert T. Roth                                          10.066844
   ----------------------------------------------------------------------------
   William W. Dolan                                         4.861251
   ----------------------------------------------------------------------------

        g. Any assignment by a Recipient of part or all of their interest in the Revenue Based Payment shall be effective upon delivery of said assignment in written form acceptable to SmartGate.

        3.      TERM AND TERMINATION PAYMENT.

                a. This Agreement and SmartGate's obligation to make Revenue Based Payments shall continue until terminated by mutual agreement of the parties or until terminated pursuant to Paragraphs 3(b) and 3(c) hereof.

                b. SmartGate may terminate its obligation to make future Revenue Based Payments by making a one-time payment to the Recipients (or their respective heirs, successors or assigns in interest) of the Termination Payment as determined pursuant Paragraph 4.

                c. Should SmartGate enter into a transaction involving a Change of Control of SmartGate, SmartGate shall, prior to the closing of such transaction, notify the Recipients in writing of the anticipated Change of Control transaction. The Super Majority of the Recipients shall, within twenty
(20) calendar days after the receipt of such notice, elect, in the exercise of their sole discretion, to: (i) require SmartGate to terminate its obligation pursuant to Paragraph 3(b) by making the Termination Payment thereby terminating SmartGate's ongoing obligation under this Agreement to make Revenue Based Payments. In the event of such election, the Termination Payment shall be made in full before the closing of the Change of Control transaction, unless otherwise agreed in writing by the Super Majority of the Recipients; or (ii) require that this Agreement and SmartGate's ongoing obligation to make Revenue Based Payments shall continue as an express obligation of the surviving entity or the entity which gains control over SmartGate or its assets.

                d. The Termination Payment shall be paid to the Recipients (or their respective heirs, successors or assigns) in the same percentage amounts as the Revenue Based Payments are paid.

                e. Unless otherwise agreed by SmartGate and the Super Majority, the Termination Payment shall be paid one-half (1/2) in cash and one-half (1/2) in SmartGate common stock. The SmartGate common stock shall be valued at seventy-five (75%) percent of the average closing market price for the thirty (30) calendar days immediately preceding the date of the Termination Payment.

        4.      DETERMINATION OF THE AMOUNT OF THE TERMINATION PAYMENT.

                a. The amount of the Termination Payment shall be determined by appraisal.

                b. Unless otherwise agreed in writing by SmartGate and the Super Majority of the Recipients, the appraisal shall reflect the full commercial value of the entitlement to receive Revenue Based Payments for the duration of this Agreement. The determination of full commercial value shall not be adjusted for current or past relationships between the parties, past Revenue Based Payments, other consideration paid under the Merger Agreement or equity interests of the Recipients in SmartGate. The appraisal shall take into consideration the future prospects of the RadioMetrix Technology, the present as well as future product applications and the potential of future revenue assuming reasonable financial support for product development, product introduction, marketing and sales support. Further, the appraisal shall take into consideration the potential of future Revenue Based Payments over the full term of the entitlement (including, but not limited to, potential product sales, license, royalty, joint venture and other revenue) from products or technology applications which are then commercialized and future or potential applications.

                c. The appraisal shall be performed by an appraisor mutually acceptable to SmartGate and the Super Majority. In the event SmartGate and the Super Majority cannot agree upon who the appraisor shall be, then SmartGate shall select an appraisor and the Super Majority shall select an appraisor, and those two appraisors shall select a third appraisor and that third appraisor shall be the appraisor to determine the amount of the Termination Payment based upon the criteria set forth in Paragraph 4(b) above.

        5. RECIPIENTS REMEDIES. SmartGate's obligation to make the Revenue Based Payments constitutes a material element of this Agreement. SmartGate acknowledges that, in the absence of a breach by RadioMetrix, SmartGate shall not fail or refuse to make any Revenue Based Payments when due or otherwise challenge its obligation to make the Revenue Based Payments. Such failure, refusal or challenge by SmartGate would be wholly inconsistent with the intentions of the parties entering into this Agreement and could be grounds for bad faith. Any failure by SmartGate to timely make the Revenue Based Payments when due or any challenge to the legality or enforceability of the provisions of this Agreement shall be deemed to be a material breach of this Agreement entitling the Recipients to seek damages and specific performance under the arbitration provision of this Agreement.

        6.      ACKNOWLEDGMENT OF PRESENT AND FUTURE CONFLICTS OF INTEREST.

                a. SmartGate has been fully advised of the conflicts of interest of the Recipients and Duffey & Dolan, P.A. (collectively, the "Conflicted Parties"). SmartGate has had full access to all books, records and other documents of RadioMetrix and to ask questions of RadioMetrix' officers and directors. SmartGate appointed an Independent Committee of its Board of Directors (the "Independent Committee of Directors"), and has vested said Independent Committee of Directors with full and complete authority to negotiate, perform due diligence and, in its sole discretion, to enter into and close this Agreement and the Merger Agreement. The conflicts of interest of the Conflicted Parties were expressly waived by the Independent Committee of Directors. Further, the Independent Committee of Directors hereby waives: (i) any defense to the future enforceability or validity of this Agreement arising out of or relating to the conflicts of interest of the Conflicted Parties; and
(ii) any claim or cause of action which may be brought by SmartGate against the Conflicted Parties based upon or related to the conflicts of interest.

                b. Following the Effective Time of the Merger Agreement, SmartGate shall conduct its business, including all aspects relating to the commercialization, development, product introduction, product marketing and the establishment of product and licensing pricing of the RadioMetrix Technology in a fashion deemed by the Board of Directors to be in the best interest of SmartGate and its stockholders without regard to the interests of the Recipients or with regard to the Merger Consideration and Additional Merger Consideration issued under the Merger Agreement. The Recipients hereby acknowledge the absolute discretion of SmartGate and its Independent Committee of Directors to make any and all decisions regarding the manner in which the RadioMetrix Technology shall be commercialized and hereby waive any right to object thereto. In the event that the Board of Directors identifies any matter before the Board or SmartGate which involves a conflict of interest between SmartGate and the Recipients, the decision or matters relating to or affected by said conflict of interest shall be exclusively and solely resolved by an Independent Committee of Directors appointed by the Board of Directors. Such Independent Committee of Directors shall have full access to independent legal counsel and independent advisors, including financial advisors. In all such matters, including matters relating to the creation of an Independent Committee of Directors or the determination of whether a conflict of interest may be involved, Recipients who are directors or officers of SmartGate shall abstain. Any determination as to whether a conflict of interest exists shall be determined by the Independent Members of the Board of Directors with all interested or conflicted Directors abstaining.

        7. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be exclusively settled by binding arbitration before the American Arbitration Association situated in Tampa, Florida before a panel of three (3) arbitrators. All aspects of the arbitration shall be governed by the rules then in effect of the American Arbitration Association. Arbitration shall be the sole and exclusive manner for resolving all disputes hereunder. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay its respective share of the fees, costs and expenses billed by the American Arbitration Association and the arbitrators, and the prevailing party shall recover from the non-prevailing party all of the prevailing party's costs, expenses and fees it incurred in connection with the arbitration, including reasonable attorneys' fees.

        8.      ASSIGNMENT.

                a. SmartGate shall not assign this Agreement without first obtaining the written permission of the Super Majority.

                b. Any one or all of the Recipients may assign this Agreement without the permission of SmartGate.

        9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)        If to SmartGate:

                 To:       Independent Committee of Directors
                           SmartGate Inc.
                           4400 Independence Court
                           Sarasota, Florida 34234
                           Attention: Independent Committee Member,
                                      Edmund C. King
                           Fax: (941) 355-9373
                 Copy to:
                           Spitzer & Feldman, P.C.
                           405 Park Avenue
                           New York, NY 10022
                           Attention: Steven A. Sanders
                           Fax: (212) 838-7472

                    (b)    If to Recipients:

                To: The addresses set forth on Exhibit "A".

        10. RULES OF CONSTRUCTION. The provisions of Section 8 of the Indemnity Agreement to which this Agreement is attached as Exhibit "A" are incorporated herein by this reference and made an integral part hereof.

        11. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original but all counterparts shall together constitute one and the same instrument. Facsimile signatures to this Agreement are permitted and shall be deemed the same as the original signature of the signing party for all purposes.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by themselves or their duly authorized respective officers or representatives, all as of the date first above written.

SmartGate Inc.                           Recipients
a Nevada Corporation
                                         /s/ STEPHEN A. MICHAEL
/s/ EDMUND C. KING                       -------------------------------
---------------------------              Stephen A. Michael
By: Edmund C. King
Its: Chief Financial Officer
                                         Spencer Charles Duffey Irrevocable
                                         Trust u/a/d July 29, 1998

                                         /s/ WILLIAM W. DOLAN, TRUSTEE
                                         ------------------------------------
                                         William W. Dolan, Trustee

                                         Elizabeth Rosemary Duffey
                                         Irrevocable Trust u/a/d/ July 29, 1998

                                         /s/ WILLIAM W. DOLAN, TRUSTEE
                                         ------------------------------------
                                         William W. Dolan, Trustee

                                         /s/ ROBERT T. ROTH
                                         ------------------------------------
                                         Robert T. Roth

                                         /s/ WILLIAM W. DOLAN
                                         ------------------------------------
                                         William W. Dolan

                                  Exhibit "A"


Recipients

Stephen A. Michael
416 Burns Court
Sarasota, Florida  34236


Spencer Charles Duffey Irrevocable
Trust u/a/d July 29, 1998
c/o William W. Dolan, Trustee
416 Burns Court
Sarasota, Florida  34236


Elizabeth Rosemary Duffey Irrevocable
Trust u/a/d July 29, 1998
c/o William W. Dolan, Trustee
416 Burns Court
Sarasota, Florida  34236

Robert T. Roth
6008 Bay Valley Court
Orlando, Florida  32819


William W. Dolan
416 Burns Court
Sarasota, Florida 34236

             AMENDMENT TO QUARTERLY REVENUE BASED PAYMENT AGREEMENT

         This Amendment to Quarterly Revenue Based Payment Agreement (the "Amendment") is entered into as of April 24, 2003 by and among Invisa, Inc. f/k/a SmartGate Inc., a Nevada corporation ("SmartGate n/k/a Invisa"), and the persons and entities set forth on Exhibit "A" or their assigns (individually, a "Recipient" and collectively, the "Recipients").

                                R E C I T A L S:

         WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization by and among SmartGate n/k/a Invisa, SmartGate/RadioMetrix Acquisition Corp., a Nevada corporation, and Radio Metrix Inc., a merged and now dissolved Florida corporation dated as of February 25, 2002 ("Merger Agreement"), the Recipients are entitled to certain Revenue Based Payments, the structure, terms and conditions of which are set forth in the Quarterly Revenue Based Payment Agreement ("Agreement"); and

         WHEREAS, the parties wish to modify the Agreement to provide that each Revenue Based Payment (and the Termination Payment) be paid all in cash (as opposed to 1/2 in cash and 1/2 in stock), unless otherwise mutually agreed to by SmartGate n/k/a Invisa and the Super Majority of the Recipients; and

         WHEREAS, the parties desire to modify the Revenue Based Payment structure and the Termination Payment structure pursuant to the terms set forth hereinbelow.

         NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree that the Agreement is amended as follows:

         1. The provisions of subparagraph c. of Paragraph 2. are hereby deleted in their entirety, and replaced with the following:

         "Unless otherwise mutually agreed by SmartGate n/k/a Invisa and the Super Majority, each Revenue Based Payment shall be paid in cash. In the event SmartGate n/k/a Invisa and the Super Majority mutually agree that a portion of the Revenue Based Payments shall be paid in SmartGate n/k/a Invisa common stock, then in such event, the SmartGate n/k/a Invisa common stock shall be valued at seventy-five (75%) percent of the average closing market price for the thirty (30) calendar days immediately preceding the end of the applicable quarterly period."

         2. The provisions of subparagraph e. of Paragraph 3. are hereby deleted in their entirety, and replaced with the following:

         "Unless otherwise mutually agreed between SmartGate n/k/a Invisa and the Super Majority, the Termination Payment shall be paid entirely in cash. In the event SmartGate n/k/a Invisa and the Super Majority mutually agree that a portion of the Termination Payment shall be paid in SmartGate n/k/a Invisa common stock, then in such event, the SmartGate n/k/a Invisa common stock shall be valued at seventy-five (75%) percent of the average closing market price for the thirty (30) calendar days immediately preceding the date of the Termination Payment."

         3. Except as set forth hereinabove, the Agreement remains unchanged, and in full force and effect, and in the case of any conflict between the provisions of this Amendment and the Agreement, the provisions hereof shall prevail.

         4. This Amendment was prepared by William Dolan, as general counsel to Invisa. Mr. Dolan is a former shareholder of RadioMetrix with approximately 4.8% ownership. Mr. Dolan is also a shareholder and employee of Invisa. Mr. Dolan has advised all parties to this Amendment to consult with and rely upon independent legal counsel. By execution hereof, all parties expressly waive Mr. Dolan's conflict of interest.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by themselves or their duly authorized respective officers or representatives, all as of the date first above written.

Invisa, Inc. f/k/a SmartGate Inc.          Recipients
a Nevada Corporation

                                                  /s/ Stephen A. Michael
                                           -------------------------------------
    /s/  Edmund C. King                    Stephen A. Michael
---------------------------------
By: Edmund C. King
Its: Chief Financial Officer

                                           Spencer Charles Duffey Irrevocable
                                           Trust u/a/d July 29, 1998

                                             /s/ William W. Dolan, as Trustee
                                           -------------------------------------
                                           William W. Dolan, Trustee

                                           Elizabeth Rosemary Duffey
                                           Irrevocable Trust u/a/d July 29, 1998


                                             /s/ William W. Dolan, as Trustee
                                           -------------------------------------
                                           William W. Dolan, Trustee


                                                    /s/ Robert T. Roth
                                           -------------------------------------
                                           Robert T. Roth


                                                  /s/ William W. Dolan
                                           -------------------------------------
                                           William W. Dolan

                                   EXHIBIT "A"

RECIPIENTS

Stephen A. Michael
416 Burns Court
Sarasota, Florida 34236


Spencer Charles Duffey Irrevocable
Trust u/a/d July 29, 1998
c/o William W. Dolan, Trustee
416 Burns Court
Sarasota, Florida 34236


Elizabeth Rosemary Duffey Irrevocable
Trust u/a/d July 29, 1998
c/o William W. Dolan, Trustee
416 Burns Court
Sarasota, Florida 34236


Robert T. Roth
6008 Bay Valley Court
Orlando, Florida 32819


William W. Dolan
416 Burns Court
Sarasota, Florida 34236